Exhibit (c)(2)

PROJECT ROCKET SPECIAL COMMITTEE MEETING NOVEMBER 21, 2011

TABLE OF CONTENTS I. UPDATED PRELIMINARY VALUATION ANALYSIS 3 APPENDIX A. PRELIMINARY VALUATION SUPPORT 10 This presentation was prepared exclusively for the benefit and internal use of the ROCKET Special Committee in order to indicate, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure to any other party. The contents of this presentation may not be used for any other purpose without the prior written consent of Stephens Inc. This foregoing material has been presented solely for informative purposes as of its stated date and is not a solicitation, or an offer, to buy or sell any security. It does not purport to be a complete description of the products, securities, markets or developments referred to in the material. Information included in the presentation was obtained from sources considered to be reliable, but has not been independently verified and is not guaranteed to be accurate or complete. All expressions of opinion apply on the date of the presentation. No subsequent publication or distribution of this presentation shall mean or imply that any such information or opinion is accurate or remains current at any time after the stated date of the presentation. You will not be advised of any changes in any such information or opinion. Stephens Inc., its employees, officers, directors and/or affiliates may from time to time have a long or short position in the securities mentioned and may sell or buy such securities. Stephens does not provide legal, tax or accounting advice; please consult your legal or tax professional. The individuals principally responsible for preparation of this presentation have received compensation that is based upon, among other factors, Stephens Inc.’s investment banking revenues. Additional information available upon request. ©Stephens Inc. 2011

MANAGEMENT PROJECTIONS § In the 11/14 Special Committee meeting, Stephens presented preliminary financial and valuation analysis based on the Adjusted Retreat projections – Retreat projections were prepared during 2Q11 for purposes of management review of current and new business initiatives – Not intended for budgeting/forecasting purposes, which typically takes place during Q4§ As previously discussed with the Special Committee: – Management had raised significant questions about the continuing accuracy of the Retreat projections – The new business initiatives and potential acquisitions in the Retreat projections were still in the discussion phase and no detailed business plans had yet been developed – Even as adjusted to create the Adjusted Retreat projections, the Company’s projections appeared aggressive vis-à-vis comparable companies’ public guidance and management’s commentary § Management prepared updated projections (“Management Projections”) that reflect their current best estimates of future results § For our valuation analysis included herein, we segregated the revenue and income from non-operating assets, such as receivables, which are valued separately. On the following pages, the Management Projections have accordingly been adjusted to reflect the core business only 3

MANAGEMENT PROJECTIONS (CONT’D) Key assumptions in the Management Projections include: § AUM growth includes: (i) 5% annual AUM appreciation from assumed market growth and (ii) net new inflows from clients which vary across business units given specific opportunities and circumstances at each unit – Assumes 17.8% compound annual AUM growth § Mass Affluent – Assumes new offices achieve breakeven after 24 months and each of the new offices achieves profitability by 2014 – Assumes no new offices beyond those currently in operation – Mass Affluent fee revenue (bps of average AUM) declines from approximately 140bps in 2011 to approximately 120bps in 2014 § Other Wealth Management – Aggregate revenue growth for Other Wealth Management business units correlates with AUM growth (assumes fee/commission rates are maintained at current levels) § Overhead and other non-commission expense growth of 5% annually – Mass Affluent non-commission expenses grow at higher rates (23% in 2012) due to specifically identified additions (IT staff, consulting, recently opened offices, etc.) § EBITDA margin improves from 10.9% in 2011 to 14.4% in 2014 – EBITDA grows at a compound annual growth rate of 22.5% from 2011 through 2014 4

CONSOLIDATED STATEMENT PROJECTIONS (Dollars in Millions) Pretax Income Cash Net Income Margins: EBITDA Pretax Income Source: Company documents. Note: Assumes 40% tax rate in all periods. Excludes income from Non-Core assets (receivables and other investments), which are valued separately. (a) Cash Net Income defined as GAAP Net Income plus tax-effected amortization. 5

EBITDA (Dollars in Millions) Cash Net Income Margins: EBITDA Pretax Income Source: Company documents. (a) Based on Retreat projections adjusted to exclude the impact of Non-Core assets (valued separately), acquisitions and other new business initiatives. Subsequent to the 11/14/11 Special Committee presentation, management made minor corrections to the Adjusted Retreat Projections. 6

PRELIMINARY VALUATION SUMMARY – MANAGEME (Dollars in Millions, Except per Share) 1 8 11 $ Note: Assumes net cash of $23.0mm. Shares include accelerated vesting of RSUs and exercise of options with a strike below $10.00/share. Estimated EBITDA and Cash EPS is based on Management Projections adjusted to separate Core Business operating earnings from Non-Core Asset earnings (valued separately). (a) Based on 20 trading day average closing share price of $6.67. (b) Future price targets (typically 12-month projections) based on two most recent research reports published as of 11/8/11. 7

PRELIMINARY VALUATION SENSITIVITY Adjuste (Dollars in Millions, Except per Share) 2012E ($24.1 Cash Net Incom 2011E ($7.4mm) 2012E ($11.2 (a) Shares include accelerated vesting of RSUs and exercise of options with a strike below the offer price per share. (b) Estimated value of EADV/Salient receivable, Proton Therapy Center and other assets and receivables ($1.91/share). (c) For analytical purposes, we adjusted EBITDA by adding back $5.2mm of pretax losses related to ROCKET office expansion efforts in 2011. 8

APPENDIX

PRELIMINARY VALUATION APPROACH – NON-CORE ASSETS (Dollars in Millions, Except per Share) STEPHENS UTILIZED MULTIPLE VALUATION METHODOLOGIES IN ANALYZING THE COMPANY’S NON-CORE ASSETS § Worked L with management vel to understand the after-tax 1 market value A of Non-Core assets suchets as long-term receivables and other privately held investments§ Utilized discounted cash flow analysis, book value, term sheet negotiations and cash flow coverage ratios to arrive at a preliminary range of values Receivables Concept Other Total Value per Shar Note: Estimated marketable values reflected herein are based on information provided by management and take into account the illiquidity of many of these assets/investments. Estimated marketable values reflect estimates based on such information to reach an informed opinion, and do not constitute an appraisal or certification of value. (a) Net of estimated deferred tax liability. (b) Applied a discount rate of 15% – 20% to expected future cash flows given the asset concentration of 72% from Merrill Lynch as a fund distributor. Utilized a marginal tax rate of 40% given EADV interest and principal are fully taxable. (c) Level 1 Assets consist primarily of ROCKET common stock. (d) Level 2 & 3 Assets consist of warrants and other securities, primarily associated with private equity investments. Source: Company filings and provided materials. 10

C Legg Mas on, In Eaton Vance C Waddell & Reed Federated Inves Janus ASSET Capital MANAGERS G Epoch Holding ROCKET Source: Capital IQ & SNL Financial. (a) FactSet median estimates. ROCKET consensus estimates of $0.42 and $0.55 in 2011E and 2012E, respectively. (b) LPLA LTM EBITDA excludes $238mm of share base compensation, transaction and other expenses associated with the Company’s IPO. 11

(Dollars in Millions) 6/23/05 L 5/10/05 S Source: SNL Financial & company filings. Criteria: Selected Asset Manager & Broker/Dealer M&A Transactions since 1/1/05 with deal values between $10mm & $3bn. (a) EV/LTM EBITDA multiple provided by ROCKET management. 12